SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Press Release dated May 1, 2003, announcing the Company’s financial results for the quarter ended March 31, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report)

Item 9. Regulation FD Disclosure.

Pursuant to Exchange Act Release 47583, we are furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9.

Cox Radio, Inc. will issue a press release announcing its financial results for the quarter ended March 31, 2003, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of station operating income (previously broadcast cash flow), station operating income margin, adjusted EBITDA and consolidated debt, each of which is not a measure of financial performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 5 of the press release contains disclosure regarding why management believes the presentation of the non-GAAP measures provides useful information to investors and, to the extent material, management’s uses for such measures, as well as a tabular reconciliation of operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to station operating income. Page 6 of the press release contains a tabular reconciliation of operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA, and a tabular reconciliation of balance sheet debt, the most directly comparable financial measure calculated and presented in accordance with GAAP, to consolidated debt.

The information required to be furnished pursuant to Item 12 (as furnished under this Item 9 as required by Exchange Act Release 47583) and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Cox specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 12. Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 47583, we are furnishing the information under Item 9 of Form 8-K, “Regulation FD Disclosure” required by this Item 12.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX RADIO, INC.

Date: May 1, 2003	By: Name: Title:	/s/ Neil O. Johnston Neil O. Johnston Vice President and Chief Financial Officer